Exhibit j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Virtus Asset Trust of our reports dated May 25, 2017, relating to the financial statements and financial highlights, which appear in the RidgeWorth Funds’ Annual Reports on Form N-CSR for the year ended March 31, 2017 (refer to Appendix I for those funds covered under this consent). We also consent to the references to us under the headings "Financial Highlights", “Non-Public Portfolio Holdings Information”, and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, MA

June 22, 2017

Appendix I

Fund name
1	Ceredex Large Cap Value Equity Fund
2	Ceredex Mid-Cap Value Equity Fund
3	Ceredex Small Cap Value Equity Fund
4	Conservative Allocation Strategy
5	Growth Allocation Strategy
6	Innovative Growth Stock Fund
7	International Equity Fund
8	Moderate Allocation Strategy
9	Seix Core Bond Fund
10	Seix Corporate Bond Fund
11	Seix North Carolina Tax-Exempt Bond Fund
12	Seix Floating Rate High Income Fund
13	Seix Georgia Tax-Exempt Bond Fund
14	Seix High Grade Municipal Bond Fund
15	Seix High Income Fund
16	Seix High Yield Fund
17	Seix Investment Grade Tax-Exempt Bond Fund
18	Seix Limited Duration Fund
19	Seix U.S. Mortgage Fund
20	Seix Short-Term Bond Fund
21	Seix Short-Term Municipal Bond Fund
22	Seix Total Return Bond Fund
23	Seix U.S. Government Securities Ultra-Short Bond Fund
24	Seix Ultra-Short Bond Fund
25	Seix Virginia Intermediate Municipal Bond Fund
26	Silvant Large Cap Growth Stock Fund
27	Silvant Small Cap Growth Stock Fund